SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2012

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

836 Fernbrook Court, Vacaville, CA	95687
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 469-8732

6260 South Rainbow Blvd., Suite 110, Las Vegas, Nevada 89119 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 26, 2012, the board of directors appointed the following new officers and directors:

• David Hedderly-Smith – Chief Executive Officer and Chairman of the Board

• Robert W. George II – Director and President

• James McLaughlin – Director, Chief Financial Officer, and Treasurer

• David Saykally – Director and Secretary

Following these appointments, the board accepted the resignation of Robert W. George II as and CEO and Chairman. Mr. George will continue to serve as our President and a Director.

David Hedderly-Smith, Ph.D., P. Geo., our newly-appointed CEO and Chairman of the Board, has nearly 40 years of varied experience in the minerals exploration industry. Since the early 1970s, he has worked as a staff exploration geologist for both major mining companies and junior exploration companies, a state regulator (three years as the Deputy Director for Minerals in Alaska's Department of Natural Resources in the 1980s), a consultant, and a property owner.

Since leaving Alaska's government in 1984, he has worked throughout Alaska, the Western United States and Western Canada as a consultant to major and junior mining and energy companies, Alaskan native corporations, and governmental entities on base and precious metal, uranium, specialty metal, coal, tar sands and water projects.

He obtained his MS in geological sciences from the University of Washington in 1975 and his PhD in geology/geochemistry from the University of Utah in 1997. David currently serves as a senior consultant to several Canadian junior exploration companies and is also a director of Alix Resources, a Canadian junior company listed on the TSX-Ventures Exchange.

Robert W. George II, our President and a Director, currently serves as Managing Director of Grosvenor Financial Partners, LLC. He is a multi-disciplined technology executive with extensive experience in product design and commercialization, running successful companies in both the public and private sectors, and creating solutions for marketing and international licensing and joint ventures. Mr. George’s prior experience includes the following:

2001-Present - Managing Director, Grosvenor Financial Partners, LLC

1995-2001 - President and CEO, Commerce Direct Systems, Inc. Napa, CA.

1993-1995 - President and CEO, Imagineering International, Inc., Nashua, NH

1982-1993 - President and CEO, Denning Mobile Robotics, Inc. Wilmington, MA

1981-1982 - Director of Engineering, Nike, Inc. Exeter, NH.

1979-1981 - Asst. Vice President, Foster-Miller Associates, Inc., Waltham, MA

James McLaughlin, our newly appointed Chief Financial Officer, Treasurer, and a Director, has twenty-five years experience in the financial markets and on Wall Street as a consultant, principal, and partner. He is President and CEO of McLaughlin Capital Markets, Inc. an independent investment firm located in San Francisco acting as agent for venture capital, investment banking, and private equity transactions in Asia and North America. Mr. McLaughlin is a partner with MPM, LLC a private investment banking group located in New Orleans focused on energy related transactions. He was employed by Shearson Lehman and Bear Stearns prior to 1989 when he founded McLaughlin Capital Markets as an NASD member firm providing research, portfolio hedging, and trading to institutional clients. Mr. McLaughlin graduated from the University of Utah with a B.S. in Economics.

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David Saykally, our newly appointed Secretary and a Director, is a specialist in building and rebuilding hi-tech businesses. He is founder of CP Software Group, a private equity venture development company. His current and prior business experience includes the following:

Founder/CEO, CP Software Group (8/91 – Present);

President/CEO, Unify Corporation (6/87-7/91);

President/Answer Systems (11/85 – 6/87);

Vice President & General Manager/Informatics (12/84-10/85);

President/Context Management Systems, (2/83 – 11/84);

Vice President Marketing and Business Development/Informatics (1/81 – 1/83);

Informatics (6/69 – 12/80): Software Engineer, Sales Representative, Software Development Manager, Director of Technical Services.

Bachelor of Arts (Philosophy), University of Notre Dame, 1969.

Masters of Business Administration (Management), Pepperdine University, 1978.

There are no family relationships among any of our current or former directors or executive officers.

Except as set forth below, our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years:

  David Hedderly-Smith currently serves as a director of Alix Resources Corp. As disclosed in our Current Report on Form 8-K filed April 25, 2012, we are party to a letter of intent with Alix Resources Corp. regarding the potential purchase of an option to acquire a 60% ownership interest in certain mineral properties known as the “Golden Zone Property” located in the State of Alaska.

We currently have no specific compensation arrangements with our new officers and directors at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Robert W. George

Robert W. George
President

Date: April 26, 2012

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